EXHIBIT 3.94
SAMPLE DEED OF FOUNDATION FOR A SINGLE MEMBER LIMITED LIABILITY COMPANY
Deed of foundation
The undersigned Founder resolves the deed of foundation of the below single member limited liability company in accordance with Act no. IV. of 2006 on companies (hereinafter CA) as follows:
1. Name of the company, registered office, place(s) of business, branch(s)

1.1.	Name of the company:	CSI Hungary Gyártó és Kereskedelmi Korlátolt Felelősségű Társaság

	Abbreviated name of the company:	CSI Hungary Kft.

1.2	English name of the company:	CSI Hungary Manufacturing and Trading Limited Liability Company

	Abbreviated English name of the company:	CSI Hungary Ltd.

1.3.	Registered office of the company:	8000 Székesfehérvár, Berényi út 72-100.

The registered seat of the company is

a) the place of central administration;

	b) not the place of central administration:	—

1.4	Place(s) of business of the company:	—

1.5	Branch(s) of the company:	—

1.6	E-mail address of the company:	akos.imhof@csiclosures.com
2. Founder of the company

Name:	—
Mother’s name:	—
Home address:	—
Corporate name:	Closure Systems International B.V.
Registration number:	34291082
Registered office:	Teleportboulevard 1401, 1043 EJ Amsterdam, the Netherlands.
Name of authorized representative:	Orangefield Trust (Netherlands) B.V. (registered office:
Teleportboulevard 1401, 1043 EJ, Amsterdam, the Netherlands; registration number: 33135957)
Mother’s name:	—
Home address:	—

3. Scope of activities of the company

3.1.	Main business activity:
	22.22’08	Manufacture of plastic packing goods

3.2.	Other activities:
	22.21’08	Manufacture of plastic plates, sheets, tubes and profiles
	22.29’08	Manufacture of other plastic products
	38.11’08	Collection of non-hazardous waste
	38.12’08	Collection of hazardous waste
	38.21’08	Treatment and disposal of non-hazardous waste
	38.22’08	Treatment and disposal of hazardous waste
	38.32’08	Recovery of sorted materials
	46.14’08	Agents involved in the sale of machinery, industrial equipment, ships and aircraft
	46.18’08	Agents specialized in the sale of other particular products
	46.19’08	Agents involved in the sale of a variety of goods
	46.77’08	Wholesale of waste and scrap
	46.90’08	Non-specialized wholesale trade
	52.10’08	Warehousing and storage
	52.29’08	Other transportation support activities
	62.01’08	Computer programming activities
	62.02’08	Computer consultancy activities
	62.03’08	Computer facilities management activities
	62.09’08	Other information technology and computer service activities
	63.11’08	Data processing, hosting, and related activities
	64.92’08	Other credit granting
	70.22’08	Business and other management consultancy activities
	71.12’08	Engineering activities and related technical consultancy
	73.20’08	Market research and public opinion polling
	74.90’08	Other professional, scientific and technical activities n.e.c
	82.92’08	Packaging activities
3.3	The manager director of the company is

a) authorized to amend

b) not authorized to amend the scope of activities.
4. Term of operation of the company
The company will operate for

a) an indefinite term;

b) a definite term, until: —

5. Registered capital of the company
5.1.	The company’s registered capital is HUF 1,246,180,000 that is one billion two hundred forty-six million one hundred and eighty thousand Hungarian Forints, comprising

a) HUF 270,541,000 that is two hundred and seventy million five hundred and forty-one thousand Hungarian Forints in cash, representing 21.71 % of the registered capital

b) HUF 975,639,000 that is nine hundred and seventy-five million six hundred and thirty-nine thousand Hungarian Forints in- kind contributions, representing 78.29 % of the registered capital.

5.2	By the time the application for registration is submitted to the court of registration,

a) 100% of the cash contribution;

b) HUF 100, 000 out of the cash contribution;

shall be paid to the bank account/treasury of the company and the in- kind contributions shall be made available to the company.

5.3	Should the founder of the company not fully pay up the cash contribution at the time of the foundation; it shall pay up the outstanding amount of the cash contribution until _______ , but by latest within one year as of the registration of the company.

5.4	The managing director of the company shall notify the court of registration of the payment of the registered capital.
6. Member’s capital contribution

6.1.	Name(company name): Amount of capital contribution:	Closure Systems International B.V. HUF 1,246,180,000

Composition of capital contribution,

	a) Cash:	HUF 270,541,000

b) In-kind contributions:

	description: value:	assets, valuable rights, receivables HUF 975,639,000
7. Business quota
7.1.	Following registration of the company, the rights of the member and his share from the assets of the company are embodied by his business quota. The member may have only one business quota.
8. Transfer and division of business shares
8.1.	The single-member company may not acquire its own business quota.

8.2.	Business quota may only be divided in the event of transfer, legal succession of the member ceased to exist or inheritance.

8.3.	If, due to the division of business quota or the increase of registered capital new members are admitted into a single-member company and in this way it becomes a company with multiple members, the members shall replace the deed of foundation by an articles of association.
9. Distribution of profits
9.1.	The member shall be entitled to dividend from the company’s taxed profit established in accordance with the Accounting Act that is available from the current year and has been ordered for distribution under Subsection (1) of Section 131 of the Companies Act, or from the taxed profit supplemented by the available profit reserves from the current year.
10. Founder’s resolution
10.1.	The founder shall decide the matters falling within the competence of the members’ meeting by way of a resolution, and shall notify the managing director accordingly.

10.2.	All issues which are assigned exclusively to the competence of the members’ meeting by law shall fall within the exclusive competence of the founder.
11. The managing director

11.1.	The managing director of the company:
	Name:	Ákos Imhof
	Mother’s maiden name:	Kató Rozália
	Home address:	8000 Székesfehérvár, Bodrogi utca 48. fsz. 5.

The managing director shall be appointed for

a) an indefinite term;

b) a definite term.

	Commencement date:	10 December 2007

	Expiry date:	—

11.2.	The managing director of the company:
	Name:	Timothy W. Carr
	Mother’s maiden name:	Rosalie Mahoney
	Home address:	Sitges, Paseo Maritimo, 89 Esc. 17 Bajos, Spain

The managing director shall be appointed for

a) an indefinite term;

b) a definite term.

	Commencement date:	30 October 2008

	Expiry date:	—

11.3.	The managing director of the company:
	Name:	Michael E. Graham
	Mother’s maiden name:	Flora Hoskins
	Home address:	14 Heather Lane, Randolph NJ, 07869, USA

The managing director shall be appointed for

a) an indefinite term;

b) a definite term.

Commencement date: Expiry date:	29 February 2008 —
11.4	The managing director(s) shall make a statement on the solvency of the company
12. Procurist
12.1	A procurist

a) may be appointed;

b) may not be appointed;

at the company.

12.2	Employees appointed as procurist(s):

Name: —

Mother’s name: —

Address: —

Commencement date: —
13. Power of representation
13.1.	Persons empowered to sign on behalf of the company individually:

Name: Ákos Imhof

Name: Timothy W. Carr

Name: Michael E. Graham

13.2.	Persons empowered to sign on behalf of the company jointly:

a)	Name: —

and

Name: —

are empowered to sign on behalf of the company jointly.

b)	Name: —

and

Name: —

are empowered to sign on behalf of the company jointly.
14. Supervisory Board
14.1.	Supervisory board

a) will be;

b) will not be

set up at the company.
14.2	The president of the supervisory board:
Name: Tiziano Ponti
Mother’s maiden name: Lina Gattoni
Address: Limiti Nord 11, I-2040 Greccio, Italy
The mandate is for
a) a definite term;
b) an indefinite term.
Commencement date: 24/04/2009
Expiry date: 24/04/2014
14.3	Members of the supervisory board:
Name: Wolf-Friedrich Bähre
Mother’s maiden name: Gisela Glatt
Address: Burgwedeler Strasse 39, D-30916 Isernhagen, Germany
The mandate is for
a) a definite term;
b) an indefinite term.
Commencement date: 24/04/2009
Expiry date: 24/04/2014
Name: Javier Munoz
Mother’s maiden name: Rosario Hernández
Address: C/ Santaló 100, 4° 2a 08021 Barcelona, Spain
The mandate is for
a) a definite term;
b) an indefinite term.
Commencement date: 24/04/2009
Expiry date: 24/04/2014
Name: Tamás Boros
Mother’s maiden name: Mária Judit Ulcz
Address: Bátky Zs. str. 9., H-8000 Székesfehérvár, Hungary
The mandate is for
a) a definite term;
b) an indefinite term.
Commencement date: 24/04/2009
Expiry date: 24/04/2014
Name: Zsolt Sallay
Mother’s maiden name: Ilona Böröczky
Address: Ady E. str. 5., H-8044 Kincsesbánya, Hungary
The mandate is for
a) a definite term;
b) an indefinite term.

Commencement date: 24/04/2009
Expiry date: 24/04/2014
Name: Tiziano Ponti
Mother’s maiden name: Lina Gattoni
Address: Limiti Nord 11, I-2040 Greccio, Italy
The mandate is for
a) a definite term;
b) an indefinite term.
Commencement date: 24/04/2009
Expiry date: 24/04/2014
15. Auditor

The auditor of the company is:
Name:	—
Mother’s maiden name:	—
Address:	—
Chamber’s registration number:	—
Company name:	PricewaterhouseCoopers Könyvvizsgáló és Gazdasági Tanácsadó Kft.
Registration number:	01-09-063022
Seat:	1077 Budapest, Wesselényi u 16.
Personally liable auditor:	Júlia Péter
Chamber’s registration number:	005661
Mother’s maiden name:	Klára Buzova
Address:	1038 Budapest, Újliget sétány 1 C/6.

Substitute auditor:	—
Mother’s maiden name:	—
Address:	—

Commencement date:	—
Expiry date:	—
16. Termination of the company
     In the event of termination of the company without succession, assets remaining after settlement of all debts shall be allocated to the founder.
17. Miscellaneous provisions
17.1	In cases when the company is required by the companies act to make an announcement, the company shall meet this requirement by publishing in the Company Gazette.
17.2	The founder shall be entitled to resolve on the transformation of the company on one occasion. The founder may resolve on the transformation of the company on one occasion if, until the date of the resolution, the management of the company has prepared, and presented to the founder, the audited draft balance sheets and draft inventories required for the transformation prepared for the date, as turn over date, not earlier than 6 months prior to the resolution.
17.3	The matters not regulated in this deed of foundation shall be governed by the Companies Act, whereas the provisions of Act IV of 1959 on the Civil Code shall be applied in respect of the financial and personal relations of the company and its members not regulated by the Companies Act.
Dated: Budapest, 30 June 2009.
Signature of Founder:

/s/ Horvai-Hillenbrand Péter
Name:	Dr. Horvai-Hillenbrand Péter Proxy
Closure Systems International B.V.
[Seal Omitted]
Countersigned by in Budapest, 30 June 2009: